UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2019

Green Hygienics Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 802-0299

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging grows company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement dated as of December 19, 2019

Registration Rights Agreement dated as of December 19, 2019

Promissory Note dated as of December 19, 2019

Common Stock Purchase Warrant dated as of December 19, 2019

Amending Agreement dated as of January 8, 2020

Green Hygienics Holdings, Inc. (“we” or the “Company”) entered into a securities purchase agreement dated as of December 19, 2019 (the “SPA”) with Triton Funds, LP, an accredited investor (the “Buyer”), pursuant to which the Company issued and sold to the Buyer (i) a convertible promissory note (the “Note”) in the aggregate principal amount of up to $750,000, due June 30, 2019, bearing interest at a rate of ten percent (10%) per annum and convertible into shares of the Company’s common stock at a conversion price of $2.50 per share and (ii) a common stock purchase warrant (the “Warrant”), exercisable for two (2) years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $3.00 per share, for an aggregate purchase price of $600,000.

On December 31, 2019, the Buyer paid an initial purchase price of $100,000 at the initial closing. The purchase price balance of $500,000 will be paid upon a registration statement for the registration of the secondary offering and resale of the shares issuable upon conversion of the Note and exercise of the Warrant being declared effective by the Securities & Exchange Commission (the “SEC”). The Note is currently vested only as to an aggregate principal amount of $125,000, and the Warrant is currently vested only as to the right to purchase 41,667 shares. The remainder of the Note (as to an aggregate principal amount of $625,000) and the remainder of the Warrant (as to the right to purchase up to 203,333 shares) shall vest if, and only if, Triton pays the purchase price balance of $500,000. The original issue discount on the Note for the initial purchase price is $25,000, and the original issue discount for the Note, fully vested, is $150,000.

The Note can be prepaid at any time by paying 110% of the then outstanding principal, interest, default interest (if any), and any other amounts then due under the Note. The Note is initially convertible at a price per share equal to $2.50 (the “Fixed Conversion Price”); provided, however, that during the continuance of an event of default under the Note, the conversion price shall be equal to 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion.

Concurrently therewith, we entered into a registration rights agreement with the Buyer, pursuant to which we agreed to file a registration statement with the SEC for the registration of the secondary offering and resale of the shares issuable upon conversion of the Note and exercise of the Warrant and to have the registration statement declared effective by the SEC at the earliest possible date.

On January 8, 2020, we entered into an Amending Agreement with the Buyer, pursuant to which the parties agreed that the issue date of the Note was December 31, 2019, the maturity date of the Note is June 30, 2020, and that the deadline for the filing of the registration statement is January 31, 2020.

The foregoing descriptions of the Note, the Warrant, the SPA, the RRA, and the Amending Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Matthew Dole resigned as a director due to health concerns. Mr. Dole’s resignation as a director was not because of any disagreements with the Company on matters relating to its operations, policies and practices.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit Number	Description

4.1	Convertible Promissory Note
4.2	Common Stock Purchase Warrant
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Amending Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.
(Registrant)

Date: January 15, 2020	By:	/s/ Ron Loudoun
Ron Loudoun President and Chief Executive Officer

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